Exhibit 99.2

Dick Weil and Andrew Formica Co-Chief Executive Officers Roger Thompson Chief Financial Officer Janus Henderson Group 3Q17 results presentation Thursday 9 November 2017

Dick Weil Co-Chief Executive Officer 3Q17 results Business update

Executive summary Strong investment performance across time periods Positive net flows of US$0.7bn Announced expansion of long-term strategic partnership with BNP Paribas, supporting global operating model Integration efforts ahead of expectations; increased cost synergy target to at least US$125m AUM increased 5% to US$360.5bn Declared US$0.32 per share dividend with adjusted diluted EPS of US$0.56 1 Represents percentage of AUM outperforming the relevant benchmark. Full performance disclosures detailed in the appendix on slide 21. 2 2Q17 data presents pro forma net flows, AUM and results of JHG as if the merger had occurred at the beginning of the period shown. 3 See adjusted financial measures reconciliation on slide 26 for additional information. For periods prior to and including 2Q17, pro forma adjusted financial measures reconciliations are provided. 3Q17 2Q17 3 year investment performance¹ 77% 71% Net flows² US$0.7bn (US$1.0bn) Total AUM² US$360.5bn US$344.9bn US GAAP diluted EPS US$0.49 US$0.28 Adjusted diluted EPS²,³ US$0.56 US$0.68 Dividend per share US$0.32 US$0.32

Capability 1 year 3 years 5 years Equities Fixed Income Quantitative Equities Multi-Asset Alternatives Total Investment performance Investment performance strong across time periods and capabilities % of AUM outperforming benchmark (31 Dec 2016 to 30 Sep 2017) % of AUM outperforming benchmark (as at 30 Sep 2017) Note: Represents percentage of AUM outperforming the relevant benchmark. For periods prior to and including 30 Jun 2017, JHG pro forma AUM data is used in the calculation as if the merger had occurred at the beginning of the period shown. Full performance disclosures detailed in the appendix on slide 21. 82% 100% 87% 73% 61% 87% 77% 95% 91% 75% 90% 100% 97% 91% 92% 61% 85% 87% 40% 56% 77% 50% 60% 82% 69% 71% 89% 75% 77% 87% 1 year 3 years 5 years 31 Dec 2016 31 Mar 2017 30 Jun 2017 30 Sep 2017

Total flows Total flows 1Q16 to 3Q17 (US$bn) 23% 20% 26% 24% 24% (25%) (24%) (28%) (33%) (26%) 23% (24%) Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM Redemptions Sales Net sales / (redemptions) Annualised gross sales¹ Annualised gross redemptions¹ Net flows turned positive in 3Q17 21% (20%) 18.6 18.2 15.6 20.9 19.4 20.2 18.3 (19.8) (20.1) (18.8) (23.0) (26.4) (21.2) (17.6) (1.2) (1.9) (3.2) (2.1) (7.0) (1.0) 0.7 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17

3Q17 flows by capability 27% 6% 13% 38% 22% (25%) (10%) (16%) (29%) (21%) 3Q17 flows by capability (US$bn) Annualised gross sales¹ Annualised gross redemptions¹ 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM Redemptions Sales Net sales / (redemptions) 3Q17 strength driven by inflows in Equities, Fixed Income and Alternatives 9.6 5.3 0.7 0.9 1.8 (9.0) (4.9) (1.2) (1.2) (1.3) 0.6 0.4 (0.5) (0.3) 0.5 Equities Fixed Income Quantitative Equities Multi-Asset Alternatives

Roger Thompson Chief Financial Officer 3Q17 results Financial update

US$m 3 months ended 30 Sep 2017 US GAAP Adjustments Adjusted Revenue Management fees 477.7 Performance fees (2.1) Shareowner servicing fees 30.2 Other revenue 31.6 Total revenue 537.4 (82.8) 454.6 Operating expenses Employee compensation and benefits 176.7 Long-term incentive plans 50.9 Distribution expenses 82.8 Investment administration 11.7 Marketing 8.1 General, administrative and occupancy 54.2 Depreciation and amortisation 14.8 Total operating expenses 399.2 (113.0) 286.2 Operating income 138.2 30.2 168.4 3Q17 statement of income Note: See adjusted financial measures reconciliation on slide 25 for additional information. US GAAP and adjusted

Financial highlights 3Q17 2Q17 Change 3Q17 vs 2Q17 3Q16 Change 3Q17 vs 3Q16 Average AUM 352.7bn 339.9bn 4% 326.1bn 8% Total revenue 537.4m 566.1m (5%) 503.9m 7% Operating income 138.2m 88.5m 56% 129.3m 7% Operating margin 25.7% 15.6% 10.1ppt 25.7% – US GAAP diluted EPS 0.49 0.29 69% 0.46 7% Adjusted revenue 454.6m 482.2m (6%) 419.2m 8% Adjusted operating income 168.4m 199.5m (16%) 145.8m 16% Adjusted operating margin 37.0% 41.4% (4.4ppt) 34.8% 2.2ppt Adjusted diluted EPS 0.56 0.68 (18%) 0.52 8% Summary of results (US$ unless otherwise stated) Note: 2Q17 and 3Q16 data presents results of JHG as if the merger had occurred at the beginning of the period shown. See adjusted financial measures reconciliation on slides 25 and 26 for additional information. 3Q16 data has been updated in comparison to information presented in the 2Q17 results presentation on 8 August 2017, to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP. US GAAP and adjusted

Revenue and operating expenses

3Q17 adjusted operating results reflect seasonality of performance fees

Adjusted revenue

US$m	3Q17	2Q17	Change
Total adjusted revenue	454.6	482.2	(6%)
Management fees	477.7	454.3	5%
Performance fees	(2.1)	52.3	nm
Shareowner servicing fees	30.2	29.5	2%
Other revenue	31.6	30.0	5%
Distribution expenses	(82.8)	(83.9)	(1%)

Revenue drivers

- 5% increase in management fees driven by higher average AUM
- 3Q17 group average net[1] management fee margin of 45.2bps (2Q17: 44.5bps[2])
- Reduction in performance fees due to seasonality and lower performance fees from SICAVs and UK OEICs

Adjusted operating expenses

US$m	3Q17	2Q17	Change
Total adjusted operating expenses	286.2	282.7	1%
Employee comp. and benefits	161.4	160.3	1%
Long-term incentive plans	48.1	48.0	–
Non-staff operating expenses[3]	76.7	74.4	3%

Operating expense drivers

- 3Q17 employee compensation increased 1%
- 3Q17 adjusted operating margin of 37.0% (2Q17: 41.4%)
- 3Q17 adjusted compensation ratio of 46.1% (2Q17: 43.2%)

Note: 2Q17 data presents the results of JHG as if the merger had occurred at the beginning of the period shown. See adjusted financial measures reconciliation on slide 25 for additional information.
[1] Net margin based on management fees net of distribution expenses
[2] 2Q17 average net management fee margin has been adjusted from prior disclosure to reflect a consistent treatment of distribution expenses
[3] Includes investment administration; marketing; general, administrative and occupancy; depreciation and amortisation

Janus Henderson GROUP PLC
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Andrew Formica Co-Chief Executive Officer 3Q17 results Merger update

Integration progress Delivering synergies through partnership and ongoing integration efforts Integration efforts tracking ahead of expectations Continue to deliver on cost synergies US$72m of annual run rate pre-tax net cost synergies completed as at 30 Sep 2017 Expect to complete at least US$90m by the end of the first 12 months post completion Integration and deal related costs incurred of US$183m since announcement Cost synergy target increased to at least US$125m of recurring annual run rate pre-tax net cost synergies within three years post merger Increased synergy expectations Strategic partnership with BNP Paribas Long-term strategic relationship creates consistent global operating platform, which will support future growth Partnership to provide ongoing benefit for clients and shareholders Clients will benefit from lower administration fees and expenses, as well as BNP’s expertise Janus Henderson shareholders will benefit from lower ongoing operating costs BNP Paribas to pay consideration of US$36m at closing, expected in 1Q18

Revenue growth opportunities Positive, early signs of revenue synergies Dai-ichi strategic relationship Dai-ichi has exceeded US$500m incremental commitment Recent investments by Dai-ichi in 3Q and 4Q: c.US$155m into European Secured Loans US$100m into Absolute Return Income Ongoing efforts to identify growth opportunities Cross-sell opportunities Increased penetration of existing products Our top selling US mutual fund in 3Q17 was Global Equity Income Growing interest from non-US clients investing across multiple strategies Stage 1 – ongoing Stage 2 – ongoing Stage 3 – in progress New product development Leveraging existing regional capabilities to create global products (e.g. Global Small Cap) Enhancing Intech’s capabilities to create new products Expanding Multi-Asset and Alternatives capabilities Partnering with our clients to develop innovative solutions

3Q17 summary Strong long-term investment performance is providing a solid foundation for future growth Client response to the merger is encouraging, underpinning deal rationale Positive organic growth in 3Q17 Integration efforts continue to track ahead of expectations Increased cost synergy target to at least US$125m as a result of ongoing successful integration and strategic partnership with BNP Early signs of revenue synergies among clients globally

Q&A

Appendix

Assets under management as at 30 Sep 2017 By client type By capability By client location US$182.3bn US$79.4bn US$49.0bn US$30.2bn US$19.6bn US$60.5bn US$156.7bn US$143.3bn US$186.6bn US$116.8bn US$57.1bn AUM: US$360.5bn 51% 22% 14% 8% 5% Equities Fixed Income Quantitative Equities Multi-Asset Alternatives 17% 43% 40% Self-directed Intermediary Institutional 52% 32% 16% Americas EMEA Asia Pacific

Flows: Equities and Fixed Income Equities (US$bn) Fixed Income (US$bn) 22% 26% 22% 26% (25%) (26%) (28%) (23%) 26% 38% 31% 28% (24%) (36%) (30%) (33%) Redemptions Sales Net sales / (redemptions) Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown Updated AUM and flow data for periods prior to and including 2Q17 to ensure charts cast correctly 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. Annualised gross sales¹ Annualised gross redemptions¹ 22% (21%) 27% (25%) 8.1 10.1 8.4 10.6 9.6 (9.0) (9.9) (10.8) (9.4) (9.0) (0.9) 0.2 (2.4) 1.2 0.6 3Q16 4Q16 1Q17 2Q17 3Q17 4.9 7.3 5.7 5.4 5.3 (4.5) (6.9) (5.4) (6.3) (4.9) 0.4 0.4 0.3 (0.9) 0.4 3Q16 4Q16 1Q17 2Q17 3Q17

Flows: Quantitative Equities, Multi-Asset and Alternatives Quantitative Equities (US$bn) Multi-Asset (US$bn) Alternatives (US$bn) 10% 15% 12% 5% 8% 26% 6% (45%) (45%) (35%) (21%) (22%) (20%) (21%) (19%) (22%) (58%) (22%) Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown. Updated AUM and flow data for periods prior to and including 2Q17 to ensure charts cast correctly. 1 Annualised gross sales and redemption rates calculated as a percentage of beginning period AUM. 2 1Q17 gross sales and redemptions include an intra-strategy transfer of US$1.6bn from a Danish krone-denominated account into a US dollar-denominated account. Annualised gross sales¹ Annualised gross redemptions¹ Redemptions Sales Net sales / (redemptions) 6% (10%) (16%) 16% 13% 28% 32% 31% 54% (31%) (29%) 38% 0.7 1.0 0.9 1.2 0.9 (1.5) (1.5) (1.5) (1.5) (1.2) (0.8) (0.5) (0.6) (0.3) (0.3) 3Q16 4Q16 1Q17 2Q17 3Q17 0.6 1.0 3.0 0.7 0.7 (2.3) (2.6) (6.7) (2.5) (1.2) (1.7) (1.6) (3.7) (1.8) (0.5) 3Q16 4Q16 1Q17² 2Q17 3Q17 1.3 1.5 1.4 2.3 1.8 (1.5) (2.1) (2.0) (1.5) (1.3) (0.2) (0.6) (0.6) 0.8 0.5 3Q16 4Q16 1Q17 2Q17 3Q17

Total net flows by capability (1.9) (3.2) (2.1) (7.0) (1.0) Total net flows by capability 1Q16 to 3Q17 (US$bn) (1.2) Note: Data for periods prior to and including 2Q17 presents pro forma flows of JHG as if the merger had occurred at the beginning of the period shown 0.7 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Equities Fixed Income Quantitative Equities Multi-Asset Alternatives

AUM and flows by capability

All data in US$bn	Equities	Fixed Income	Quantitative Equities	Multi-Asset	Alternatives	Total
AUM 31 Mar 2016	**148.7**	**74.1**	**48.6**	**29.1**	**20.8**	**321.3**
Sales	7.5	6.2	1.3	1.0	2.2	18.2
Redemptions	(8.9)	(4.9)	(2.0)	(1.5)	(2.8)	(20.1)
Net sales / (redemptions)	(1.4)	1.3	(0.7)	(0.5)	(0.6)	(1.9)
Market / FX	(0.8)	(0.4)	1.0	(0.3)	(1.0)	(1.5)
AUM 30 Jun 2016	**146.5**	**75.0**	**48.9**	**28.3**	**19.2**	**317.9**
Sales	8.1	4.9	0.6	0.7	1.3	15.6
Redemptions	(9.0)	(4.5)	(2.3)	(1.5)	(1.5)	(18.8)
Net sales / (redemptions)	(0.9)	0.4	(1.7)	(0.8)	(0.2)	(3.2)
Market / FX	8.2	1.7	0.8	0.8	–	11.5
AUM 30 Sep 2016	**153.8**	**77.1**	**48.0**	**28.3**	**19.0**	**326.2**
Sales	10.1	7.3	1.0	1.0	1.5	20.9
Redemptions	(9.9)	(6.9)	(2.6)	(1.5)	(2.1)	(23.0)
Net sales / (redemptions)	0.2	0.4	(1.6)	(0.5)	(0.6)	(2.1)
Market / FX	(0.7)	(3.8)	0.1	0.2	(0.7)	(4.9)
AUM 31 Dec 2016	**153.3**	**73.7**	**46.5**	**28.0**	**17.7**	**319.2**
Sales	8.4	5.7	3.0	0.9	1.4	19.4
Redemptions	(10.8)	(5.4)	(6.7)	(1.5)	(2.0)	(26.4)
Net sales / (redemptions)	(2.4)	0.3	(3.7)	(0.6)	(0.6)	(7.0)
Market / FX	11.4	2.3	3.4	1.2	0.3	18.6
AUM 31 Mar 2017	**162.3**	**76.3**	**46.2**	**28.6**	**17.4**	**330.8**
Sales	10.6	5.4	0.7	1.2	2.3	20.2
Redemptions	(9.4)	(6.3)	(2.5)	(1.5)	(1.5)	(21.2)
Net sales / (redemptions)	1.2	(0.9)	(1.8)	(0.3)	0.8	(1.0)
Market / FX	9.9	1.9	2.1	1.1	0.8	15.8
Acquisitions / disposals	–	(0.1)	–	–	(0.6)	(0.7)
AUM 30 Jun 2017	**173.4**	**77.2**	**46.5**	**29.4**	**18.4**	**344.9**
Sales	9.6	5.3	0.7	0.9	1.8	18.3
Redemptions	(9.0)	(4.9)	(1.2)	(1.2)	(1.3)	(17.6)
Net sales / (redemptions)	0.6	0.4	(0.5)	(0.3)	0.5	0.7
Market / FX	8.3	1.8	3.0	1.1	0.7	14.9
AUM 30 Sep 2017	**182.3**	**79.4**	**49.0**	**30.2**	**19.6**	**360.5**

Note: Data for periods prior to and including 2Q17 presents pro forma AUM and flows of JHG as if the merger had occurred at the beginning of the period shown. Updated AUM and flow data for periods prior to and including 2Q17 to ensure tables cast correctly.

Janus Henderson GROUP PLC
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Investment performance

% of AUM outperforming benchmark

Capability	4Q16			1Q17			2Q17			3Q17		
	1yr	3yr	5 yr	1yr	3yr	5 yr	1yr	3yr	5 yr	1yr	3yr	5 yr
Equities	30%	57%	74%	38%	64%	73%	68%	77%	84%	61%	73%	82%
Fixed Income	90%	93%	96%	92%	90%	93%	93%	92%	91%	92%	91%	97%
Quantitative Equities	7%	5%	40%	0%	12%	92%	6%	48%	91%	85%	61%	87%
Multi-Asset	21%	22%	90%	86%	22%	89%	97%	21%	100%	95%	87%	90%
Alternatives	64%	100%	100%	73%	90%	100%	97%	67%	100%	91%	100%	100%
Total	40%	56%	77%	50%	60%	82%	69%	71%	89%	75%	77%	87%

Note: Outperformance is measured based on composite performance gross of fees vs primary benchmark, except where a strategy has no benchmark index or corresponding composite in which case the most relevant metric is used: (1) composite gross of fees vs zero for absolute return strategies, (2) fund net of fees vs primary index or (3) fund net of fees vs Morningstar peer group average or median. Non-discretionary and separately managed account assets are included with a corresponding composite where applicable.

Cash management vehicles, ETFs, Managed CDOs, Private Equity funds and custom non-discretionary accounts with no corresponding composite are excluded from the analysis. Excluded assets represent 4% of AUM as at 31 Dec 2016, 31 Mar 2017 and 30 Jun 2017 and 3% of AUM as at 30 Sep 2017. Capabilities defined by Janus Henderson. Data for periods prior to and including 2Q17 presents the pro forma assets as if the merger had occurred at the beginning of the period shown.

Janus Henderson GROUP PLC
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Mutual fund investment performance

% of mutual fund AUM in top 2 Morningstar quartles

Capability	4Q16			1Q17			2Q17			3Q17		
	1yr	3yr	5 yr	1yr	3yr	5 yr	1yr	3yr	5 yr	1yr	3yr	5 yr
Equities	49%	80%	75%	46%	87%	71%	53%	87%	90%	56%	71%	88%
Fixed Income	36%	42%	96%	38%	44%	98%	38%	41%	98%	81%	49%	98%
Quantitative Equities	30%	79%	86%	3%	80%	100%	3%	58%	100%	7%	97%	48%
Multi-Asset	5%	81%	94%	77%	76%	96%	79%	80%	97%	83%	81%	83%
Alternatives	21%	21%	29%	12%	23%	67%	63%	24%	69%	38%	25%	32%
Total	40%	70%	78%	45%	75%	78%	54%	74%	90%	61%	66%	85%

Note: Includes Janus Investment Fund, Janus Aspen Series and Clayton Street Trust (US Trusts), Janus Capital Funds (Dublin based), Dublin and UK OEIC and Investment Trusts, Luxembourg SICAVs and Australian Managed Investment Schemes. The top two Morningstar quartiles represent funds in the top half of their category based on total return. On an asset-weighted basis, 79%, 79%, 82% and 82% of total mutual fund AUM were in the top 2 Morningstar quartiles for the 10-year periods ended 31 Dec 2016, 31 Mar 2017, 30 Jun 2017 and 30 Sep 2017, respectively. For the 1-, 3-, 5- and 10-year periods ending 30 Sep 2017, 49%, 60%, 65% and 64% of the 215, 195, 176 and 129 total mutual funds, respectively, were in the top 2 Morningstar quartiles.

Analysis based on "primary" share class (Class I Shares, Institutional Shares or that with the longest history for US Trusts and Dublin based; or as defined by Morningstar for other funds). Performance may vary by share class.

ETFs and funds not ranked by Morningstar are excluded from the analysis. Capabilities defined by Janus Henderson. Data for periods prior to and including 2Q17 presents the pro forma assets as if the merger had occurred at the beginning of the period shown. © 2017 Morningstar, Inc. All Rights Reserved.

Janus Henderson
GROUP PLC
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US$m, except per share data or as noted 3 months ended 30 Sep 2017 30 Jun 2017 30 Sep 2016 Revenue Management fees 477.7 296.0 217.7 Performance fees (2.1) 57.7 9.3 Shareowner servicing fees 30.2 9.9 – Other revenue 31.6 21.2 18.0 Total revenue 537.4 384.8 245.0 Operating expenses Employee compensation and benefits 176.7 123.6 65.7 Long-term incentive plans 50.9 47.3 20.2 Distribution expenses 82.8 60.7 50.7 Investment administration 11.7 9.7 10.9 Marketing 8.1 10.1 2.6 General, administrative and occupancy 54.2 67.3 25.0 Depreciation and amortisation 14.8 9.4 5.8 Total operating expenses 399.2 328.1 180.9 Operating income 138.2 56.7 64.1 Interest expense (4.7) (2.0) (0.5) Investment gains (losses), net 6.1 9.8 (2.0) Other non-operating income (expenses), net 8.7 (2.0) 0.5 Income before taxes 148.3 62.5 62.1 Income tax provision (46.1) (21.0) (8.5) Net income 102.2 41.5 53.6 Net (income) loss attributable to non-controlling interests (2.7) 0.2 (0.2) Net income attributable to JHG 99.5 41.7 53.4 Less: allocation of earnings to participating stock-based awards 2.8 1.1 1.2 Net income attributable to JHG common shareholders 96.7 40.6 52.2 Diluted weighted-average shares outstanding (m) 198.2 143.8 113.8 Diluted EPS 0.49 0.28 0.46 US GAAP: statement of income

US$m, except per share data 3 months ended 30 Sep 2017 30 Jun 2017 30 Sep 2016 Revenue Management fees 477.7 454.3 444.4 Performance fees (2.1) 52.3 (2.5) Shareowner servicing fees 30.2 29.5 29.1 Other revenue 31.6 30.0 32.9 Total revenue 537.4 566.1 503.9 Operating expenses Employee compensation and benefits 176.7 185.7 153.5 Long-term incentive plans 50.9 61.2 44.4 Distribution expenses 82.8 83.9 84.7 Investment administration 11.7 9.7 10.9 Marketing 8.1 23.2 6.8 General, administrative and occupancy 54.2 98.7 58.6 Depreciation and amortisation 14.8 15.2 15.7 Total operating expenses 399.2 477.6 374.6 Operating income 138.2 88.5 129.3 Interest expense (4.7) (5.1) (4.3) Investment gains (losses), net 6.1 9.9 (0.5) Other non-operating income (expenses), net 8.7 (1.6) 1.5 Income before taxes 148.3 91.7 126.0 Income tax provision (46.1) (31.7) (31.5) Net income 102.2 60.0 94.5 Net (income) attributable to non-controlling interests (2.7) (1.0) (2.1) Net income attributable to JHG 99.5 59.0 92.4 Diluted EPS 0.49 0.29 0.46 Pro forma US GAAP: statement of income Note: Data for periods prior to and including 2Q17 presents pro forma results of JHG as if the merger had occurred at the beginning of the period shown. 3Q16 data has been updated in comparison to information presented in the 2Q17 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

3 months ended US$m, except per share data 30 Sep 2017 30 Jun 2017 30 Sep 2016 Reconciliation of revenue to adjusted revenue Revenue 537.4 566.1 503.9 Distribution expenses¹ (82.8) (83.9) (84.7) Adjusted revenue 454.6 482.2 419.2 Reconciliation of operating income to adjusted operating income Operating income 138.2 88.5 129.3 Employee compensation and benefits² 15.3 25.4 0.8 Long-term incentive plans² 2.8 13.2 – Marketing² 0.7 14.4 – General, administrative and occupancy² 4.4 50.2 7.9 Depreciation and amortisation³ 7.0 7.8 7.8 Adjusted operating income 168.4 199.5 145.8 Operating margin4 25.7% 15.6% 25.7% Adjusted operating margin5 37.0% 41.4% 34.8% Alternative performance measures Reconciliation of adjusted financial measures Note: Data for periods prior to and including 2Q17 presents pro forma results of JHG as if the merger had occurred at the beginning of the period shown. Reconciliation to be used in conjunction with slide 26. Footnotes 1 to 5 included on slide 27. 3Q16 data has been updated in comparison to information presented in the 2Q17 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Alternative performance measures (cont'd)

Reconciliation of adjusted financial measures

US$m, except per share data	3 months ended 30 Sep 2017	30 Jun 2017	30 Sep 2016
Reconciliation of net income to adjusted net income, attributable to JHG			
Net income attributable to JHG	**99.5**	**59.0**	**92.4**
Employee compensation and benefits[2]	15.3	25.4	0.8
Long-term incentive plans[2]	2.8	13.2	–
Marketing[2]	0.7	14.4	–
General, administrative and occupancy[2]	4.4	50.2	7.9
Depreciation and amortisation[3]	7.0	7.8	7.8
Interest expense[6]	1.3	0.7	–
Investment gains[7]	–	(10.2)	–
Other non-operating income (expense)[6]	(12.7)	2.6	0.5
Income tax provision[8]	(4.1)	(23.3)	(1.0)
Adjusted net income attributable to JHG	**114.2**	**139.8**	**108.4**

	30 Sep 2017	30 Jun 2017	30 Sep 2016
Diluted earnings per share[9]	**0.49**	**0.29**	**0.46**
Adjusted diluted earnings per share[10]	**0.56**	**0.68**	**0.52**

Note: Reconciliation to be used in conjunction with slide 25. Footnotes 2, 3, 6, 7, 8, 9 and 10 included on slide 27. 3Q16 data has been updated in comparison to information presented in the 2Q17 results presentation on 8 August 2017 to reflect revised long-term incentive plan numbers due to alignment of accounting policies and an adjustment to the accounting treatment under US GAAP.

Janus Henderson GROUP PLC

26

Alternative performance measures (cont’d) Footnotes to reconciliation of adjusted financial measures 1 Distribution expenses are paid to financial intermediaries for the distribution of JHG’s investment products. JHG management believes that the deduction of third-party distribution, service and advisory expenses from revenue in the computation of net revenue reflects the nature of these expenses as revenue-sharing activities, as these costs are passed through to external parties that perform functions on behalf of, and distribute, the Group’s managed AUM. 2 Adjustments primarily represent deal and integration costs in relation to the Merger. JHG management believe these costs do not represent the ongoing operations of the Group. 3 Investment management contracts have been identified as a separately identifiable intangible asset arising on the acquisition of subsidiaries and businesses. Such contracts are recognised at the net present value of the expected future cash flows arising from the contracts at the date of acquisition. For segregated mandate contracts, the intangible asset is amortised on a straight-line basis over the expected life of the contracts. JHG Management believes these non-cash and acquisition related costs do not represent the ongoing operations of the Group. 4 Operating income divided by revenue. 5 Adjusted operating income divided by adjusted revenue. 6 Adjustments primarily represent fair value movements on options issued to Dai-ichi and deferred consideration costs associated with acquisitions prior to the Merger. JHG Management believes these costs do not represent the ongoing operations of the Group. 7 Adjustment relates to the gain recognised on disposal of the alternative UK small cap team (‘Volantis team’) on 1 April 2017. JHG management believes this gain does not represent the ongoing operations of the Group. 8 The tax impact of the adjustments is calculated based on the US or foreign statutory tax rate as they relate to each adjustment. Certain adjustments are either not taxable or not tax deductible. 9 Net income attributable to JHG common shareholders divided by weighted-average diluted common shares outstanding. 10 Adjusted net income attributable to JHG common shareholders divided by weighted-average diluted common shares outstanding.

3.0 Performance fee seasonality Non-US mutual funds 1 Underlying provisions vary on an account by account basis and may impact measurement periods 2 Other includes Offshore Absolute Return, Investment Trusts and Managed CDOs Pay-out timing of AUM subject to performance fees (AUM in US$bn as at 30 Sep 2017) SICAVs Segregated mandates UK OEICs / UTs Private Accounts Other² Quarterly payment Annual payment 34.4 41.2 23.9 35.1 14.2 AUM subject to quarterly performance fees does not change quarter over quarter 20.2 13.5 20.9 US$72bn of AUM (excluding US mutual funds) has the ability to earn performance fees, measured over various periods Due to the wide variety of performance fee structures, non-US mutual fund performance fee revenue can fluctuate on a quarterly basis The measurement period to determine performance fees varies by account c.80% based on a 1 year or shorter measurement periods with the remainder primarily based on a 3 year period¹ Performance fees exist on a wide variety of strategies, but concentrations exist in Absolute Return, Core Plus and Intech’s Global Large Cap Core and Enhanced strategies 0 45 1Q 2Q 3Q 4Q

3Q17 (US$m) 2Q17 (US$m) 3Q16 (US$m) AUM generating 3Q17 pfees (US$bn) # of funds generating 3Q17 pfees Frequency Timing SICAVs 1.8 29.6 8.6 5.5 2 23 annually; 2 quarterly 23 at June; 2 on quarters Offshore Absolute Return 1.2 2.0 (0.4) 0.3 2 Quarterly / Annually Various Segregated Mandates¹ 0.4 1.5 (0.1) 3.1 3 Quarterly / Annually Various UK OEICs & Unit Trusts – 13.7 (0.3) – – Quarterly Various Investment Trusts 0.7 8.4 1.5 0.6 1 Annually Various Private Accounts 1.9 4.9 0.6 4.9 22 Quarterly / Annually Various US Mutual Funds² (8.1) (7.7) (12.4) 41.9 17 Monthly Monthly Total (2.1) 52.3 (2.5) 56.3 47 Performance fees 3Q17 performance fees impacted by seasonality Note: 2Q17 data presents the results of JHG as if the merger had occurred at the beginning of the period shown. Numbers may not cast due to rounding. 1 Includes Managed CDOs 2 AUM data presents US Mutual Fund AUM subject to performance fees as at 30 Sep 2017. Janus Investment Funds and Janus Aspen Series Portfolios are counted as distinct and separate funds.

US mutual funds with performance fees

Mutual funds with performance fees[1]	AUM 30 Sep 2017 US$m	Benchmark	Base fee	Performance fee[2]	Performance hurdle vs benchmark	3Q17 P&L impact US$'000
Research Fund[3]	12,883	Russell 1000® Growth Index	0.64%	± 15 bps	± 5.00%	(2,718)
Forty Fund[3] and Portfolio	12,118	Russell 1000® Growth Index	0.64%	± 15 bps	± 8.50%	(1,852)
Mid Cap Value Fund and Portfolio	4,103	Russell Midcap® Value Index	0.64%	± 15 bps	± 4.00%	(884)
Global Research Fund and Portfolio	3,489	MSCI World Index℠	0.60%	± 15 bps	± 6.00%	(207)
Small Cap Value Fund	2,832	Russell 2000® Value Index	0.72%	± 15 bps	± 5.50%	359
Contrarian Fund	2,638	S&P 500® Index	0.64%	± 15 bps	± 7.00%	(1,261)
Overseas Fund and Portfolio	2,508	MSCI All Country World ex-U.S. Index℠	0.64%	± 15 bps	± 7.00%	(1,145)
Research Portfolio[4]	519	Core Growth Index	0.64%	± 15 bps	± 4.50%	(169)
Global Value Fund	270	MSCI World Index℠	0.64%	± 15 bps	± 7.00%	(93)
Global Real Estate Fund	216	FTSE EPRA / NAREITGlobal Index	0.75%	± 15 bps	± 4.00%	(63)
Large Cap Value Fund	139	Russell 1000® Value Index	0.64%	± 15 bps	± 3.50%	(59)
Select Value Fund	109	Russell 3000® Value Index	0.70%	± 15 bps	± 5.00%	28
Asia Equity Fund	39	MSCI All Country Asia ex-Japan Index℠	0.92%	± 15 bps	± 7.00%	4
Total	**41,863**					**(8,060)**

[1] The funds listed have a performance-based investment advisory fee that adjusts up or down based on performance relative to a benchmark over 36-month rolling periods. Please see the funds' Statements of Additional Information for more details and benchmark information.
[2] Adjustment of ± 15 bps assumes constant assets and could be higher or lower depending on asset fluctuations
[3] The Janus Fund merged into the Research Fund and the Twenty Fund merged into the Forty Fund effective 1 May 2017. For two years, the investment advisory fee will be waived to the lesser of the investment advisory fee rate payable by the surviving fund, or the investment advisory fee rate that the merged fund would have paid if the merger did not occur.
[4] Until 1 May 2020, the portion of performance for periods prior to 1 May 2017 will be compared to the Portfolio's former benchmark, the Core Growth Index (50% S&P 500® Index / 50% Russell 1000® Growth Index. Prior to 1 May 2017, the performance fee hurdle was ± 4.5% vs the Core Growth Index.

Janus Henderson GROUP PLC
30

Adjusted operating expenses – 3Q17 versus 2Q17 (US$m) Operating expenses US$m 3Q17 US GAAP Adj. 3Q17 adjusted 2Q17 adjusted Change 3Q17 adjusted vs 2Q17 adjusted Notes to adjustments Employee compensation and benefits 176.7 (15.3) 161.4 160.3 1% Primarily severance and contractor fees (integration); 1.2m (non-deal) Long-term incentive plans 50.9 (2.8) 48.1 48.0 – 2.1m primarily LTI acceleration (integration); 0.7m (non-deal) Distribution expenses 82.8 (82.8) – – nm Investment administration 11.7 – 11.7 9.7 21% Marketing 8.1 (0.7) 7.4 8.8 (16%) 0.7 US MF proxy and branding (integration) General, administrative and occupancy 54.2 (4.4) 49.8 48.5 3% 4.3 (deal); 0.1 (non-deal) Depreciation and amortisation 14.8 (7.0) 7.8 7.4 5% IMC intangible amortisation (non-deal) Total operating expenses 399.2 (113.0) 286.2 282.7 1% Note: 2Q17 data presents the results of JHG as if the merger had occurred at the beginning of the period shown. See adjusted financial measures reconciliation on slide 25 for additional information. 282.7 286.2 1.1 0.1 2.0 (1.4) 1.3 0.4 2Q17 Compensation and benefits LT incentive plans Investment adminstration Marketing General, admin. and occupancy Depreciation and amortisation 3Q17

406 Balance sheet At 30 Sep 2017, cash and investment securities totalled US$1,414m compared to outstanding debt of US$406m Cash and investment securities increased 5% as strong cash flow generation was offset by dividend payment and convertible debt repayment Debt declined 8% due to US$33m early conversion notices received from holders of 2018 Convertible Senior Notes, settled in cash for US$50m The Board approved a dividend of US$0.32 per share, to be paid on 1 December to shareholders on record at the close of business on 20 November Strong liquidity position 1,342 Cash and cash equivalent² Investment securities³ 2025 maturity 2018 maturity Balance sheet profile – carrying value (30 June 2017 vs 30 September 2017)1 (US$m) 439 1 Numbers may not cast due to rounding 2 Includes cash and cash equivalents of consolidated variable interest entities of US$43.7m and US$49.6m as at 30 June 2017 and 30 September 2017, respectively 30 Jun 2017 30 Sep 2017 1,414 3 Includes seed investments of US$546.7m (including investment securities of consolidated variable interest entities of US$384.4m), investments related to deferred compensation plans of US$99.2m and other investments of US$12.6m as at 30 June 2017; includes seed investments of US$606.7m (including investment securities of consolidated variable interest entities of US$437.4m), investments related to deferred compensation plans of US$96.3m and other investments of US$10.8m as at 30 September 2017.

Contacts Investor enquiries John Groneman Head of Investor Relations +44 (0) 20 7818 2106 john.groneman@janushenderson.com Louise Curran Non-US Investor Relations +44 (0) 20 7818 5927 louise.curran@janushenderson.com Jim Kurtz US Investor Relations +1 (303) 336 4529 jim.kurtz@janushenderson.com Investor Relations +44 (0) 20 7818 5310 investor.relations@janushenderson.com Media enquiries Erin Passan North America +1 (303) 394 7681 erin.passan@janushenderson.com Angela Warburton EMEA +44 (0) 20 7818 3010 angela.warburton@janushenderson.com United Kingdom: FTI Consulting Andrew Walton +44 (0) 20 3727 1514 Asia Pacific: Honner Michael Mullane +61 2 28248 3740

Janus Henderson Investors 201 Bishopsgate, London EC2M 3AE Tel: 020 7818 1818 Fax: 020 7818 1819 Past performance is no guarantee of future results. Investing involves risk, including the possible loss of principal and fluctuation of value. Forward looking information This presentation includes statements concerning potential future events involving Janus Henderson Group plc that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus Henderson Group’s Registration Statement, on file with the Securities and Exchange Commission (Commission file no. 333-216824), including those that appear under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Many of these factors are beyond the control of the company and its management. Any forward-looking statements contained in this presentation are as of the date on which such statements were made. The company assumes no duty to update them, even if experience, unexpected events, or future changes make it clear that any projected results expressed or implied therein will not be realised. Annualised, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results. No public offer The information, statements and opinions contained in this presentation do not constitute a public offer under any applicable legislation or an offer to sell or solicitation of any offer to buy any securities or financial instruments or any advice or recommendation with respect to such securities or other financial instruments. Not all products or services are available in all jurisdictions. Mutual funds in the US distributed by Janus Henderson Distributors. Please consider the charges, risks, expenses and investment objectives carefully before investing. For a US fund prospectus or, if available, a summary prospectus containing this and other information, please contact your investment professional or call 800.668.0434. Read it carefully before you invest or send money. Janus Henderson, Janus, Henderson and Intech are trademarks of Janus Henderson Investors. © Janus Henderson Investors. The name Janus Henderson Investors includes HGI Group Limited, Henderson Global Investors (Brand Management) Sarl and Janus International Holding LLC.